INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment
No. 2 to Registration Statement No. 333-107862 of Oppenheimer Value Fund on
Form N-14 of our report on the Oppenheimer Select Managers Salomon Brothers
All Cap Fund dated December 20, 2002 appearing in the Oppenheimer Select
Managers Salomon Brothers All Cap Fund's Annual Report to Shareholders for
the year ended November 30, 2002, in the Combined Prospectus and Proxy
Statement which is part of the Registration Statement and in the Statement of
Additional Information, which is also part of such Registration Statement.

We also consent to the reference to us under the headings "What are the Tax
Consequences of the Reorganization" and "Agreement and Plan of
Reorganization" in the Combined Prospectus and Proxy Statement which are part of such Registration Statement.

We also consent to the use of our draft Tax Opinions in exhibit 16(12) in
Part C which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
September 12, 2003